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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-46345 and 333-86487 of Sterling Bancshares, Inc. on Form S-4 and in Registration Statements Nos. 33-75444, 33-75442, 33-84398, 33-85624, 333-16719,
333-57171 and 333-102544 of Sterling Bancshares, Inc. on Forms S-8 of our report dated March 10, 2003, November 4, 2003 as to Note Z (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note Z), appearing in this Annual Report on Form
10-K/A of Sterling Bancshares, Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP
Houston, Texas
November 14, 2003

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